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                                                                   EXHIBIT 10.13

                                     LEASE

     THIS INDENTURE OF LEASE made as of the 1st day of January, 2001 by and between the Connecticut Student Loan Foundation ("Landlord") a Connecticut non profit corporation having its principal office in the Town of Rocky Hill, County of Hartford and State of Connecticut, and Proton Energy Systems, Inc., a corporation having an office and place of business in the Town of Rocky Hill, County of Hartford and State of Connecticut ("Tenant").

                                  WITNESSETH

     In consideration of the mutual agreement hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                   PREMISES

     Section 1.01. Landlord hereby leases to Tenant and Tenant accepts from Landlord, space on the second floor of the building known as 525 Brook Street, Rocky Hill, Connecticut (the "Building") totaling approximately 7,668 Square Feet net rentable space and outlined in yellow on Exhibit A, which is attached hereto and made a part hereof ("Premises"), together with a non-exclusive right to use common areas including the locker rooms, shower facilities and cafeteria and elevators for access to and from the Premises. Tenant shall be entitled to utilize parking spaces located in the Building's parking lot, with the exception of reserved spaces that are already assigned to CSLF.

                                   ARTICLE 2

                                     TERM

     Section 2.01. The term of this Lease shall be for an initial period of one
(1) year and six and a half (6 1/2) months commencing on January 1, 2001 at 12:00 a.m. and ending at 11:59 p.m. on June 30, 2002. Tenant may commence preparing the space and moving in on December 14, 2000 providing previous tenant has vacated the space being leased by Proton Energy Systems, Inc. Notwithstanding the foregoing, if Landlord does not deliver the Premises to Tenant in substantially the same condition as of the date of this Lease, vacant and broom clean, with all improvements to be completed by Landlord in accordance with Section 31.01 have been completed, on or before January 1, 2001 then Lease shall not terminate, but the commencement of the Term and Tenant's obligation to pay rent shall be delayed until Landlord delivers the Premises to Tenant in the condition

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herein required and ready for occupancy. If Landlord has not so delivered the
Premises to Tenant by January 15, 2001, Tenant may terminate the Lease.

     Section 2.02. The term of this Lease may, at the option of the Tenant, be extended for one (1) additional period of one (1) year in accordance with the provisions of Article 33.

                                   ARTICLE 3

                                  FIXED RENT

     Section 3.01. Tenant shall pay rent beginning January 1, 2001 subject to delay as provided in paragraph 2.01 at the rate of $19.50 per Square Foot payable in equal monthly installments. The total annual rent shall be One Hundred Forty Nine Thousand Five Hundred Twenty Six Dollars and 00/100 ($149,526.00).

     Section 3.02. All rent shall be paid by Tenant without notice or demand in equal monthly installments of Twelve Thousand Four Hundred Sixty Dollars and 50/100 ($12,460.50) on the first day of each month in advance. Rent shall be payable at such place as the Landlord may designate from time to time. Fixed rent for any portion of a month shall be prorated.

                                   ARTICLE 4


                             INTENTIONALLY DELETED




                                   ARTICLE 5

                                USE OF PREMISES

     Section 5.01. Tenant shall use the Premises for general office use. Access to the building shall be through a card key system. The issuance of card keys to the Tenant will be the responsibility of the Landlord. The Tenant shall have access to the building 24 hour seven day per week, 365 days per year. Tenant shall have access to its electrical panel which is located in space under the Landlord's jurisdiction.

                                   ARTICLE 6

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                                LANDLORD SERVICES

     Section 6.01. Landlord, at its expense, shall provide utilities service, janitorial cleaning service, as set forth in the attached Exhibit C, and elevator service to the Premises at all times.

     Section 6.02. Landlord shall maintain a minimum temperature in the Premises of not less than 68 degrees during the heating season. Landlord shall maintain maximum temperature in the Premises of not more than 75 degrees during the cooling season. Landlord shall maintain a 68 degree minimum and 75 degree maximum throughout the year. Such service shall be provided from 8:00 a.m. to 6:00 p.m. Monday through Friday. There shall be no such service provided on Saturdays, Sundays and holidays recognized by the federal government or State of Connecticut. Except as otherwise provided in Section 6.03, the Landlord shall pay for the cost of heating and cooling the Premises.

     Section 6.03. Upon reasonable advance notice by noon the same day for evenings Monday through Friday and by noon the business day preceding the weekend or holiday from the Tenant, the Landlord shall furnish additional heating and cooling services to the Premises on days and at times other than as above provided. Tenant agrees to pay Landlord a reasonable charge for any additional services which charge shall not exceed the Landlord's actual cost of providing such service, and if Tenant avails itself of such services without notice to Landlord, Landlord may impose a reasonable charge therefor, which charge shall not exceed the Landlord's actual cost of providing such service. Any charges incurred pursuant to this Section shall be deemed additional rent due and payable upon Landlord's billing therefor.

                                   ARTICLE 7

                    INTERRUPTION OF SERVICES AND UTILITIES

     Section 7.01. Landlord shall not be liable to Tenant for any necessary interruption, curtailment, stoppage or suspension of services and utilities to be furnished by Landlord when by reason of accident or emergency suspension of utility service by governmental regulation or for repairs, alterations, replacements or improvements desirable or necessary in the reasonable judgment of Landlord, or for any cause beyond the control of Landlord. In the event of any such interruption, curtailment, stoppage or suspension, Landlord shall provide reasonable notice to Tenant and shall use due diligence so as not to unreasonably disturb Tenant's use and occupancy of the Premises. There shall be no diminution or abatement of rent, additional rent or other charges due from Tenant to Landlord hereunder, and Tenant's obligations hereunder shall not be affected or reduced, on the expressed condition that, Landlord shall use its best efforts with reasonable notice at reasonable times to restore any services or utilities so interrupted, curtailed, stopped or suspended. Notwithstanding anything herein, if any service or utility is interrupted, for more than five
(5) consecutive days for any reason, fixed annual rent and Tenant's other monetary obligations to Landlord shall abate until

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the service or utility is restored and if such interruption curtailment, stoppage or suspension continues for 60 consecutive days Tenant may terminate this lease.

                                   ARTICLE 8

                              REPAIRS BY LANDLORD

     Section 8.01. Landlord shall, at its sole cost and expense, maintain and repair the exterior and structural portions of the Building (including but not limited to the roof, exterior walls, windows, building structure and foundation), the common areas (including but not limited to the lobbies, restrooms, elevators and parking area) and, except as hereafter provided, the heating, ventilation, air conditioning, electrical, fire and life safety systems, plumbing systems, and maintain the Building in good order, repair and operating condition.

     Section 8.02. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, or interruption to Tenant's business arising out of repairs or changes which the Landlord is required or permitted to make under this lease or by law to any portion of the Building, Premises or in or to their fixtures, equipment or appurtenances, provided Landlord uses due diligence so as to not unreasonably disturb Tenant's use and occupancy of the Premises. In the event of major structural repairs rendering 25% or more of Premises untenantable, fixed rent and Tenant's other monetary obligations to Landlord shall abate proportionately as to that portion of the Premises rendered untenable for the period during which that portion is so rendered untenantable by reason of Landlord making such repairs, but if the portion of the Premises which is untenantable prevents Tenant from effectively conducting its business therein, fixed rent and Tenant's other monetary obligations to Landlord shall be abated entirely for such times as Tenant continues to be so prevented from using, and does not use, the Premises. However if such repairs are not, or cannot, be completed within sixty (60) days Tenant may terminate this lease.

     Section 8.03. Subject to Section 21.01, in the event the Landlord is required to make any repair by reason of the negligent acts or omissions of the Tenant or its servants, agents or employees, such repairs shall be made at the cost and expense of the Tenant, which costs shall be considered additional rent due and payable upon the Landlord's billing therefor, but only after such repairs are actually made.


                                   ARTICLE 9

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                       MAINTENANCE AND REPAIRS BY TENANT

     Section 9.01. The Tenant shall keep the Premises in good order and repair including (excluding those items listed as Landlord's responsibility in Section 8.01), but not limited to, non-structural repairs, electrical lighting and fixtures, plumbing within the Premises and replacement of any and all broken glass and windows, except for those in the exterior walls of the building constituting the Premises.

     Section 9.02. Subject to Section 12.01, the Tenant shall also make any and all repairs in and about the Premises and Building as shall be required by reason of any misuse, act or neglect of the Tenant, or its employees, agents or contractors.

                                  SECTION 10

                             SURRENDER OF PREMISES
                              REMOVAL OF PROPERTY

     Section 10.01. At the expiration or earlier termination of this lease, the Tenant shall peaceably surrender and yield up the Premises in good order, repair and condition, fire or unavoidable casualty, reasonable use and wear, damage by fire or other casualty and damage caused by Landlord excepted, and free of such property, fixtures, alterations and improvements as hereinafter provided.

     Section 10.02. All fixtures, equipment, improvements and appurtenances, attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, be and remain a part of the Premises, and shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided unless the Landlord shall notify Tenant in writing at the time of their installation that they must be removed.

     Section 10.03. All movable partitions, other business and trade fixtures, machinery, equipment, furniture, computers and special air conditioning units for such computers and kitchen equipment, which are installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of which are sometimes called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal, but shall not be required to remove any cabling or utility installations.

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     Section 10.04. At or before the expiration of the term of this lease, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant's Property, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and any of Tenant's alterations or improvements that the Landlord notified Tenant at the time of their installation must be removed, shall be removed by Tenant and Tenant shall repair any damage to the Premises or the Building resulting from such removal.

     Section 10.05. Any other items of Tenants' Property which shall remain in the Premises after the expiration of the term of this lease or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case, either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense, in such manner as Landlord may see fit.


                                  ARTICLE 11

                                  ALTERATIONS

     Section 11.01. Tenant shall not make any changes or alterations in or to the Premises without the (i) prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld and (ii) the Landlord's approval of the Tenant's contractor in each instance which shall not be unreasonably withheld.

     Section 11.02. Except as otherwise provided herein, Tenant shall not adjust, alter, change or in any way tamper with the heating, ventilating, air condition, plumbing or electrical systems without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld.


                                  ARTICLE 12

                                INDEMNIFICATION

     Section 12.01. Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense (including, but not limited to, reasonable attorneys' fees and disbursements) arising from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) related to: (i) the Tenant's use of the Premises or conduct of its business therein, (ii) any condition resulting from a default by Tenant in the performance of Tenant's obligations under this lease, or (4) any act, omission or negligence of Tenant or its agents, contractors,

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employees, subtenants, provided such personal injury, death or property damage was not due to any act or omission of Landlord, its agents, employees, servants, licensees, invitees or contractors.

     Section 12.02. Neither the Landlord, nor any agent or employee of Landlord, shall be liable for (i) loss of or damage to any property of the Tenant located in or about the Premises, or of any other person located in or about the Premises, (ii) loss of or damage to any property located in or about the Premises of the Tenant or of any other person by theft, (iii) any injury or damage to any person or property located in or about the Premises resulting from fire, explosion, falling plaster, steam, gas, electricity, dust, water or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing system, or from the roof, street or subsurface or any other place or by dampness, or from any other cause whatsoever, (iv) any such damage caused by other occupants or persons in the Building or by construction of any public or quasi-public work, or private work not engaged in by or on behalf of Landlord, or (v) any latent defect in the Premises or the Building, except in any case resulting from the negligent, willful or wrongful acts or omissions of Landlord, it's agents, employees or contractors.

     Section 12.03. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense (including, but not limited to, reasonable attorneys' fees and disbursements) arising from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) related to (i) the Landlord's use of the Premises or conduct of its business therein, (ii) any condition resulting from a default by Landlord in the performance of Landlord's obligations under this lease, or (iii) any act, omission or negligence of Landlord or its agents, contractors, employees, subtenants, licensees or invitees, provided such personal injury, death or property damage was not due to any act or omission of Tenant, its agents, employees, servants, licensees, invitees, or contractors.


                                  ARTICLE 13

                                   INSURANCE

     Section 13.01. Tenant shall carry and keep in force, at its own expense, a policy or policies of public liability and property damage insurance with an insurance company licensed to do business in the State of Connecticut. Such policies shall name Landlord as an additional insured as its interest may appear and shall be in the following minimum amounts: Personal Injury including death - $1,000,000; Property Damage - $500,000. The certificates of such policy or
-----------                   --------
policies evidencing such coverage, together with an endorsement thereon evidencing payment of premium or other satisfactory proof thereof, shall be delivered to Landlord at, or prior to, the commencement of the term of this lease and certificates evidencing renewals, within ten (10) days prior to the expiration of such policies. All such policies shall provide that they shall not be cancelled except upon no less than ten (10) days prior written notice to the Landlord. Landlord shall be notified of

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any changes to the policy. Tenant shall reimburse Landlord, on demand, for any part of the insurance premium paid by Landlord because of such failure on the part of the Tenant to obtain or maintain insurance.

     Section 13.02. Landlord shall keep the Building insured for full replacement value during the term of this lease or any extension hereof, against loss or damage by fire with such fire and extended coverage, vandalism, and malicious mischief coverage.

     Section 13.03 Landlord's Insurance. Landlord shall maintain in full force
                   --------------------
from the date upon which Tenant first enters the Premises for any reason, throughout the Term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Landlord shall supply to Tenant from time to time upon request of Tenant certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. All policies of insurance maintained by Landlord shall contain the same waiver of subrogation provisions for the benefit of Tenant as Tenant is required to obtain in its insurance policies for the benefit of Landlord.


                                  ARTICLE 14

                           ASSIGNMENT AND SUBLEASING

     Section 14.01. The Tenant shall not assign, mortgage, pledge, encumber or otherwise transfer this lease, nor sublet all or any portion of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld.

     Section 14.02. Notwithstanding Section 14.01, Tenant need not seek Landlord's consent to assign this lease or sublet all or any portion of the Premises to any business entity that controls, is controlled by, is under common control with, or which acquires all or substantially all of the voting stock or assets of Tenant. Landlord shall be notified within ten (10) days of any such assignment or sublet.

     Section 14.03. Subleases shall be subject and subordinate to the terms of this Lease. No assignment, except those under Section 14.02, shall be effective until Tenant has delivered to Landlord a fully executed agreement in form and substance reasonably acceptable to Landlord whereby the assignee agrees to be fully bound by the terms and conditions of this lease on the Tenant's part to be kept or performed.

     Section 14.04. Any attempted assignment or subletting in contravention of the provisions of this Article shall be void.

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     Section 14.05. If this lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord may, after a default by Tenant and five (5) days notice to Tenant thereof, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

     Section 14.06. Notwithstanding any assignment or subletting Tenant shall remain primarily liable on this lease, but Tenant and such assignee or subtenant shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of the Tenant under this lease arising from and after the date of such assignment or subletting.


                                  ARTICLE 15

                             COMPLIANCE WITH LAWS

     Section 15.01. Tenant shall, at its own cost and expenses (i) comply with all governmental laws, ordinances, orders and regulations affecting the Premises now in force or which hereafter may be in force, but shall not be required to alter building systems, including but not limited to, HVAC, electrical, plumbing, or life safety, or to make structural alterations to so comply unless said alterations are required by reason of Tenants' particular use of the Premises; (ii) comply with and execute all reasonable rules, requirements and regulations of the Board of Fire Underwriters or Landlord's insurance companies;
(iii) not suffer, permit, or commit any waste or nuisance. Landlord warrants that as of the commencement date hereof the Building, common areas and Premises shall be in compliance with all laws, ordinances, orders and regulations and except where compliance is the responsibility of Tenant, keep the same in compliance.


                                  ARTICLE 16

                           CHANGES TO APPURTENANCES

     Section 16.01. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the leased walls, bearing columns and ceilings of the Premises as is reasonably required for Building maintenance and improvements. Landlord agrees to use reasonable efforts to minimize disruptions to Tenant.

     Section 16.02. Landlord or Landlord's agent shall have the right to enter and/or pass through the Premises or any part thereof, at all reasonable times during business hours, at any time after business hours or at any time when Landlord shall reasonably

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deem an emergency to exist, and for the purpose of making such repairs or changes to the Building or its facilities as may be provided for by this lease or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures. Upon reasonable notice to Tenant, Landlord shall be permitted to take all materials into and upon the Premises that may be required for such repairs, changes or maintenance, without liability to Tenant, except for Landlord's negligence, or willful or wrongful acts or omissions.

     Section 16.03. Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street, entrances, halls, passages, doors, lobbies, elevators, restrooms and stairways thereof, as it may reasonably deem necessary or desirable so long as it shall not materially affect Tenant's business or Tenant's use of the Premises, or otherwise affect Tenant's right under the Lease.


                                  ARTICLE 17

                                   CASUALTY

     Section 17.01. If the Building or the Premises are damaged or destroyed by fire or other casualty, and this lease shall not be terminated as provided in
Article 17.03, Landlord shall repair the damage and restore and rebuild the Building and/or the Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or any alteration or leasehold improvements made by Tenant.

     Section 17.02. If the Premises shall be partially damaged or partially destroyed by fire or other casualty, all amounts payable hereunder as fixed rent shall be abated to the extent that the Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date of its repair.

     Section 17.03. If the Building or the Premises shall be substantially damaged or destroyed by fire or other casualty, either Tenant or Landlord may terminate this lease by giving Tenant notice to such effect as soon as feasible but in any event within thirty (30) days after the date of the casualty, which notice shall be given as in this lease provided, and thereupon the term of this lease shall expire by lapse of time upon the 30th day after notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. The Premises and/or Building (whether or not the Premises are damaged), shall be deemed substantially damaged or destroyed if Landlord is required to expend thirty percent (30%) or more of the full replacement value of (i) the Building, or (ii) thirty percent (30%) or more of the full replacement value of the Premises immediately prior to such damage or destruction or (iii) if the required repairs can reasonably be expected to take longer than 120 days. If Landlord terminates the lease pursuant to this Section, all amounts payable hereunder as fixed rent shall be abated for the period commencing on the date of such damage.

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     Section 17.04. If the Premises shall be partially damaged or partially destroyed by fire or other casualty, or if the Building or the Premises shall be substantially damaged or destroyed by fire or other casualty and Landlord has not terminated the lease pursuant to Section 17.03, and if Landlord has not completed within one hundred twenty (120) days from the date of such damage or destruction all repairs which Landlord is obligated to make under this lease and which are necessary, Tenant shall have the option of terminating this lease by written notice thereof to Landlord on or after the 121st day following the date of such damage or destruction, such termination to be effective on the 30th day following the date such notice is given. During such period of time allotted to Landlord to make repairs, rent payable by Tenant for Premises shall abate pro rata.


                                  ARTICLE 18

                                 CONDEMNATION

     Section 18.01. If all of the Building or any part of the Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date title shall vest in the condemning authority (which date is hereinafter also referred to as the date of taking), and the rents payable hereunder shall be prorated and adjusted as of such date.

     Section 18.02. If a portion of the Building or Common Areas which materially and substantially affects Tenant's use and occupancy of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose other than for the use of the Landlord, then at the option of either Tenant or Landlord to be exercised within sixty (60) days after the effective date of such taking, this lease shall terminate as of the date of taking and the rents shall be prorated and adjusted as of such date. If there is such a taking and neither party has terminated this lease, Landlord shall promptly make all commercially reasonable repairs and alterations to the Building to enable it to be used in a manner as substantially comparable as possible to the use made prior to such taking.

     Section 18.03. In the event of any taking by condemnation, Tenant shall not be entitled to share in the award paid by the condemning authority and the Tenant assigns to the Landlord all of Tenant's right, title and interest in and to any such award or damages paid with respect to the taking of the Premises or the Building or any portion thereof or interest therein. Tenant may, however, make a claim against the condemning authority for those items permitted to be paid by the condemning authority to a tenant without diminution of the Landlord's award, judgment or settlement.

     Section 18.04 Landlord shall notify Tenant with reasonable promptness of any condemnation proceedings or acts of condemnation known to Landlord that affects or may affect Tenant's rights under this Lease.

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                                  ARTICLE 19

                                RIGHT OF ENTRY

     Section 19.01. Landlord and its agents, employees, contractors and prospective purchasers shall have the right to enter the premises at all reasonable hours upon reasonable notice to the Tenant for the purpose of inspection of the same. Upon reasonable notice to Tenant, Landlord, its employees, agents and contractors shall have the right to enter the Premises at any reasonable time for the purpose of making repairs thereto and to the Building and its mechanical systems, for the purpose of curing any violations of rules and regulations or defaults under this lease created or suffered by Tenant.

                                  ARTICLE 20

                               TENANT'S DEFAULT

     Section 20.01. Tenant shall be deemed to be in default, if Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or if any involuntary petition alleging an act of bankruptcy or insolvency be filed against the Tenant which is not discharged within ninety (90) days or if a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import or whenever a permanent receiver of Tenant or of the property of Tenant shall be appointed and not discharged within ninety (90) days. In such event, Landlord, (i) at any time after receipt of notice of the occurrence of any such event, or (ii) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, or ninety (90) days in the case of an involuntary petition or receivership, may upon five (5) days prior written notice terminate this lease and upon such termination the Tenant shall quit and surrender the Premises to Landlord. Such termination shall not affect the Landlord's right to recover damages or to exercise any other right the Landlord may have hereunder.

     Section 20.02. Tenant shall be deemed to be in default if (i) Tenant shall fail to make payment of any installment of rent, or any other charge payable hereunder, on any day upon which the same ought to be paid, and such failure shall continue for five (5) days after delivery to Tenant by Landlord of written notice of the same or, (ii) if Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and such situation shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or,
(iii) in the case of happening which cannot with due diligence be cured within said period if Tenant shall not within said thirty (30) day period advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, and thereafter diligently

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prosecute to completion all steps necessary to remedy the same, or (iv) if
Tenant shall abandon the Premises (unless as a result of a casualty) and cease payment of rent. In any of said cases set forth above, Landlord may, in addition to any and all other rights it may have in law or in equity, reenter and remove all persons and property from the Premises which Tenant fails to remove within ten (10) days of the occurrence a default, and such property may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without being deemed guilty of trespass, or being liable for any loss or damage which may be occasioned thereby, except damage caused by Landlord's negligent or willful or wrongful acts or omissions.

     Section 20.03. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease, or make such alterations and repairs as may be reasonably necessary in order to relet the Premises, and thereupon relet the Premises, or any part thereof, for a period equal, greater or less than the remainder of the term of this lease and at such rental and upon such other terms and conditions as Landlord in its sole discretion deems advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and costs of such alterations and repairs; second, to the payment of rent due and any remaining indebtedness other than rent due hereunder and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of Premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord shall not be liable in any respect for its failure to relet the Premises or in the event of such reletting for its failure or inability to collect rent or other changes thereunder, but Landlord shall take reasonable steps to mitigate its damages. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any material breach by Tenant, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur, by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and including the present value at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term, over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual fixed rental paid by Tenant from the commencement of the term to the time of default.

     Section 20.04. In case Landlord or Tenant shall retain an attorney to enforce the provisions of this lease or if suit shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any other covenant herein contained on the part of

Tenant or Landlord to be kept or performed, the losing party shall pay to the prevailing party all expenses incurred therefor, including a reasonable attorneys' fee.

     Section 20.05. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.


                                  ARTICLE 21

               FIRE INSURANCE COMPLIANCE - WAIVER OF SUBROGATION

     Section 21.01. Tenant shall not violate, or permit the violation of any condition imposed by the fire insurance policies carried by Landlord with respect to the Building and shall not do, or permit anything to be done, or keep or permit anything to be kept in the premises which would subject Landlord to any excess liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amount reasonably satisfactory to Landlord.

     Section 21.02. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which such insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation of permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this lease.

     In the event either party shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, such party shall cause the other to be named in such policy or policies as one of the insured.

     Subject to the foregoing provisions of this Section 21.02, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interest, as the case may be) occurring during the term of this lease to the extent such loss or damage would be covered by fire or extended coverage, property or rent insurance.

     Section 21.03. If, by reason of any failure of Tenant to comply with the provisions of this lease, the rate of All Risk insurance or fire insurance with extended coverage on the Building, equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the insurance premium paid by Landlord because of such failure on the part of the Tenant.


                                  ARTICLE 22

                         SUBORDINATION AND ATTORNMENT

     Section 22.01. This lease shall, at Landlord's option, be subordinate to the lien of any mortgage which may now or hereafter affect the real property of which the premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof on the express condition that, such mortgage shall contain a provision to the effect that any purchaser at a sale on foreclosure of such mortgage or the mortgagee in the event of a strict foreclosure thereof, or as grantee under a deed in lieu of foreclosure, shall acquire the Building subject to this lease and the leasehold estate of Tenant created hereby and shall not disturb such leasehold estate, provided Tenant shall attorn to such purchase or mortgagee as Landlord under this lease. In confirmation of such subordination, Tenant, mortgagee or purchaser and Landlord shall execute promptly a reasonable subordination agreement embodying the provisions of this Section.

     Section 22.02. Subject to the conditions set forth in Section 22.01, tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or purchaser by deed in lieu of foreclosure, but no such mortgagee or purchaser shall be (i) liable for any act or omission of Landlord, (ii) bound by any payment of rent, additional rent or other charge made more than thirty (30) days in advance of the due date thereof.

     Section 22.03. Landlord shall use its best efforts to obtain a non-disturbance agreement, in a form reasonably acceptable to Tenant from the holder of any mortgage currently holding a lien against the Building.


                                  ARTICLE 23

                            DEFINITION OF LANDLORD
                            LIMITATION OF OBLIGATION

     Section 23.01. The term, "Landlord", as used in this lease, means only the owner or the mortgagee in possession of the Building or the Tenant under a ground lease or sandwich lease of the Building and in the event of any sale or sales of the Building or the creation of a leasehold estate by virtue of a ground lease or sandwich lease, then the Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder except liabilities which accrued prior to such sale or lease.


                                  ARTICLE 24

                                   BROKERAGE

     Section 24.01. Tenant and Landlord represent that they did not deal with any real estate broker, sales person, or finder in connection with this Lease other than Sentry. Tenant and Landlord shall indemnify each other against the claims of any Broker(s) arising out of the breach of the foregoing representation. Tenant shall pay the fees of Sentry.


                                  ARTICLE 25

                             RULES AND REGULATIONS

     Section 25.01. The Tenant covenants that the Tenant, Tenant's employees and agents shall faithfully observe and strictly comply with the rules and regulations annexed hereto and such reasonable changes therein as the Landlord may adopt from time to time and which, in the judgment of the Landlord, are necessary or desirable for (i) the reputation, safety, care or appearance of the Building or the preservation of good order therein, (ii) the operation or maintenance of the Building or the equipment thereof, (iii) the comfort of other lessees and occupants in the Building, or (iv) the use or enjoyment of the Building, or any part thereof, by any of its occupants, provided, however, that in the case of any conflict between the provisions of this lease and any such changes the provision of this lease shall control. Landlord shall enforce the rules and regulations equitably.


                                  ARTICLE 26

                            LIMITATION OF LIABILITY

     Section 26.01. Anything in this lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and the Building including rents, insurance, sale or condemnation proceeds arising therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.


                                  ARTICLE 27

                                    NOTICE

     Section 27.01. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail, shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building or to Landlord at 525 Brook Street, P.O. Box 1009, Rocky Hill, Connecticut 06067, Attention: Sheila Houle with a copy to Richard Croce. Copies of all notices to the Tenant shall be sent to: Proton Energy Systems, Inc., at ______________________________________. Either party may, by written notice to the other, specify a different address for notice purposes.


                                  ARTICLE 28

                                CURING DEFAULTS

     Section 28.01. In the event of any breach of this lease other than a monetary breach by Tenant, the Non-Defaulting Party may, after thirty (30) days written notice thereof to the Defaulting Party, except for conditions involving or threatening waste or personal safety, cure such breach for the account of and at the expense of the Defaulting Party.

     Section 28.02. If the Non-Defaulting Party at any time elects to cure a default by the Defaulting Party, or is compelled to incur any other expense because of any such breach of the Defaulting Party (including, without limitation, attorneys' fees and disbursements in reasonable amount in instituting, prosecuting or defending any suits, actions or proceedings to enforce the Non-Defaulting Party's rights under this lease or otherwise), the sum or sums so paid by Non-Defaulting Party, with interest at fifteen percent (15%) per annum, together with costs and damages shall be paid, upon demand, by the Defaulting Party to the Non-Defaulting Party. Interest shall accrue commencing fifteen (15) days after written notice of demand for reimbursement from the Defaulting Party.


                                  ARTICLE 29

                   ESTOPPEL CERTIFICATE, MEMORANDUM OF LEASE

     Section 29.01. Tenant shall, upon request by Landlord, execute and deliver to Landlord a written declaration in recordable form: (i) ratifying this lease;
(ii) expressing the commencement and termination dates thereof; (iii) certifying that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (iv) that all conditions under this lease to be performed by Landlord have been satisfied (except as shall be stated); (v) that there are no defenses or offsets against the enforcement of this lease by Landlord, or stating those claimed by Tenant (except as shall be stated); (vi) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; and (8) the amount of security deposited with Landlord. Such declaration shall be executed and delivered by Tenant from time to time as may be requested by Landlord. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon the same.

     Section 29.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording in accordance with the statutes of the State of Connecticut. In no event shall this lease be recorded and if Tenant records this lease in violation of the terms hereof, Landlord, in addition to any other rights and remedies it may have hereunder, shall have the option to terminate this lease upon notice to Tenant.


                                  ARTICLE 30

                                MECHANICS LIENS

     Section 30.01. Tenant shall not permit any mechanic's or other lien or charge to be filed against the Premises or the Building by reason of any act or omission of Tenant or anyone holding the Premises through or under Tenant. If any such mechanic's or other lien or charge shall at any time be filed against the Premises or the Building by reason of the acts or omissions of the Tenant, Tenant shall immediately cause the same to be discharged of record, in default of which Landlord may, on fifteen (15) days' notice to Tenant, discharge the same and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring such discharge shall be payable by Tenant to Landlord upon demand.


                                  ARTICLE 31

                             CONDITION OF PREMISES

     Section 31.01. Landlord shall perform, at Landlord's expense prior to commencement of the Term, certain Tenant improvements as provided in Exhibit B.

                                  ARTICLE 32

                         LANDLORD'S RIGHT TO TERMINATE

     Section 32.01. Landlord shall have the right to revoke Tenant's option provided by Section 33.01 by giving the Tenant notice in writing, one hundred twenty (120) days prior to the date on which the lease term shall terminate.


                                  ARTICLE 33

                                    OPTIONS

     Section 33.01. Tenant shall have an option to extend the term of this lease for one (1) successive term of one (1) year at a rate of rental equal to 95% of the market rate for comparable space to be negotiated but otherwise upon with the same terms, covenants, conditions and agreements as herein set forth. The Tenant shall have until the date three (3) months prior to the expiration date to exercise the option.

     Section 33.02 If Landlord and Tenant are unable to agree upon the market rental rate for the Second Term within thirty (30) days after Tenant's Revewal Notice, then the Base Rent payable during the Second Term shall be determined in accordance with the following procedure (herein referred to as the "Three Broker Method"). Within forty-five (45) days after Tenant's Renewal Notice, Landlord shall appoint one real estate broker and Tenant shall appoint one real estate broker. Each broker shall (i) be a licensed broker or associate broker in the State of Connecticut, (ii) have at least ten (10) years experience in leasing commercial real estate in the area where the Premises is located (iii) be recognized as ethical and reputable within his or her field, (iv) not be an employee of Landlord or Tenant and (v) not have any ownership interest in the Building. The brokers shall each determine the projected fair market rate of rental for the Premises during the Second Term, taking into account the quality of the Building and its amenities, the size and location within the Building of the Premises, the credit history and quality of theTenant, the fact that the Premises are being leased "as is" (if such is the case) and the prevailing market concession packages and rental rates being granted or charged to renewal tenants in comparable transactions for comparable space in the Building and other comparable buildings in the surrounding, as well as the absence of any abatement of Base Rent or credit or allowance (if such is the case). If, within thirty (30) days after both brokers have been selected, the aforesaid two real estate brokers are unable to agree upon the fair market rate rental, the real estate brokers shall within fifteen (15) days thereafter agree upon and appoint a third real estate broker (the "Determination Broker") who satisfies the qualifications herein set forth. Within thirty (30) days following his or her appointment, the Determination Broker shall select whichever of the fair market rate of rental calculations by Tenant's broker or Landlord's broker is, in the Determination Broker's professional opinion, closer to the fair market rate of rental of the Premises for the renewal term, and the fair market rate of rental so selected by the Determination Broker shall be binding and conclusive on the Landlord and the Tenant. Landlord and Tenant shall each pay the fees, and charges of the broker appointed by it and the fees and charges of the Determination Broker, if any, shall be equally shared by the Landlord and Tenant.


                                  ARTICLE 34

                                 MISCELLANEOUS

     Section 34.01. If any provision of this lease to any extent be rendered or adjudged invalid, the remaining portions of this lease shall be valid and enforceable to the fullest extent permitted by law.

     Section 34.02. This lease and any Exhibits, Riders and/or Addenda, if any are attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. Submission of this lease for examination does not constitute an option for the Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord or Tenant. If any provisions contained in a rider or addenda is inconsistent with any other provision of this lease, the provision contained in said rider or addenda shall supersede said other provision, unless otherwise provided in said rider or addenda.

     Section 34.03. This agreement shall be binding upon the parties hereto and their successors and assigns. The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, partnership, a corporation or a group of two (2) or more individuals or corporations. The necessary grammatical changes required to make the provisions of this lease apply in the plural number where there is more than one Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     Section 34.04. Except as otherwise provided herein, in the event the Tenant shall fail to pay when due any rent, or other charge due or payable hereunder, such unpaid amount shall bear interest at the rate of ten (10%) percent per annum.

     Section 34.05. In conducting its management of the Premises, Landlord shall at all times operate in good faith in its exercise of rights with respect to entry of Tenant's space for purposes including but not limited to maintenance, repairs and inspection. At all times, Landlord shall do so in such manner as to minimize interference, interruption or inconvenience in the conduct of Tenant's business operations. To the extent Tenant has agreed under any provision of this lease to release Landlord from liability for interfering with Tenant's occupancy of the Premises or the conduct of Tenant's business, such release shall be conditioned upon adherence by Landlord to the standards set forth in this section.

     Section 34.06 Wherever in this Lease the consent of the Landlord is required, that consent shall not be unreasonably withheld, conditioned or delayed.


                                  ARTICLE 35

                              PEACEFUL POSSESSION

     Section 35.01. Upon the Tenant paying the rent and performing all the terms and conditions and provisions in this lease contained on the Tenant's part to be observed and performed, the Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from the Landlord or anyone claiming through or under Landlord.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.

Signed, sealed and delivered              CONNECTICUT STUDENT LOAN
in the presence of:                       FOUNDATION



__________________________________        By  ________________________________
                                              Its President

__________________________________


__________________________________        PROTON ENERGY SYSTEMS, INC.


__________________________________
                                          By  ________________________________
                                              Its Duly Authorized

STATE OF________________________________)
                                        )       S.S.  ______________
COUNTY OF  _____________________________)


     On this the _________ day of _______________________, 20 _______, before me, ________________________________________, the undersigned officer, personally appeared ____________________________________, who acknowledged himself to be the ____________________________________________________ of
______________________________________________________________________, a
corporation, and the foregoing instrument as his free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself as such officer.

     In witness whereof, I hereunto set my hand.

                                             ___________________________________
                                             Notary Public/
                                             Commissioner of the Superior Court


STATE OF ________________________________)
                                         )       S.S.____________
COUNTY OF  ______________________________)


     On this the _________ day of _______________________, 20 _______, before me, ________________________________________, the undersigned officer, personally appeared ____________________________________, who acknowledged himself to be the ____________________________________________________ of
______________________________________________________________________, a
corporation, and the foregoing instrument as his free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself as such officer.

     In witness whereof, I hereunto set my hand.

                                             ___________________________________
                                             Notary Public/
                                             Commissioner of the Superior Court

                                   EXHIBIT B

                              Tenant Improvements

Landlord agrees to perform the following Tenant improvements to the Premises:

1. Painting: Latex wall finish to fully cover using the same or similar color scheme as presently exists in each room or office and/or one that landlord deems appropriate.

2.   Professional carpet shampoo.